                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 1997 (except for Note 2, paragraph 3, as to which the date is March 13, 1997) with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-28521) and related Prospectus of New Beverly Holdings, Inc. for the registration of 110,424,677 shares of its common stock.



     We also consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 18, 1997, with respect to the consolidated financial statements and schedule of Pharmacy Corporation of America included in the above mentioned Amendment to the Registration Statement and Prospectus of New Beverly Holdings, Inc.



     In addition we consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 2, 1997, with respect to the balance sheet of New Beverly Holdings, Inc., included in the above mentioned Amendment to the Registration Statement and Prospectus.



                                            /s/ ERNST & YOUNG LLP



July 28, 1997

Little Rock, Arkansas